EXHIBIT 10.1

AMENDMENT NO. 4 TO REVOLVING LOAN AGREEMENT

THIS AMENDMENT is dated April 26, 2017 and made between:

(1) ASTEA   INTERNATIONALINC.,   a   Delaware   corporation, as borrower ("Borrower"); and

(2) ZACK BERGREEN, an individual residing in Gwynedd Valley, Pennsylvania, as lender ("Lender").

WITNESSETH

WHEREAS, Borrower and Lender have entered into a Revolving Loan Agreement, dated as of May 29, 2013 (as amended by that certain Amendment No. 1 to Revolving Loan Agreement, dated March 26, 2014, by and between Borrower and Lender, Amendment No. 2 to Revolving Loan Agreement, dated August 12, 2014 and Amendment No. 3 to Revolving Loan Agreement, dated May 28, 2015 as it may be amended, modified, extended or restated from time to time, the "Loan Agreement");

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the Loan Agreement, Borrower issued that certain Revolving Promissory Note (the "Existing Note"), dated March 26, 2014, to Lender in the amount of THREE MILLION DOLLARS ($3,000,000);

WHEREAS, Borrower and Lender entered into a preferred stock purchase agreement (the "Preferred Stock Purchase Agreement"), for a private placement of 797,448 shares of newly designed Series B Convertible Preferred Stock of Borrower in exchange for the cancellation of TWO MILLION DOLLARS ($2,000,000) of the outstanding principal amount owed to Lender under the Existing Note; and

WHEREAS, given the reduction of outstanding debt under the Existing Note pursuant to the Preferred Stock Purchase Agreement, Borrower requested, and Lender agreed, to amend the Loan Agreement to decrease the Maximum Principal Amount (as defined in the Loan Agreement) from Three Million Dollars ($3,000,000) to One Million Dollars ($1,000,000); and

WHEREAS, given the expiration of the Loan Agreement on October 1, 2015; and

WHEREAS, pursuant to Section 6(f) of the Loan Agreement, the amendments requested by Borrower must be contained in a written agreement signed by Borrower and Lender.

EXHIBIT 10.1

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretation

1.1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed thereto in the Loan Agreement.

1.2.	Interpretation. The principles of construction set out in the Loan Agreement shall have effect as if set out in this Agreement.

2.
Amendment to the Loan Agreement. The Loan Agreement is hereby amended by replacing the "Maturity Date" and "Maximum Principal Amount" of the Revolving Promissory Note in their entirety with the following:

"Maturity Date" means the earliest to occur of (i) termination of the Lender's commitment to make Loan Advances or (ii) or May 1, 2018"; and

"Maximum Principal Amount" means $1,000,000.

3.	Conditions Precedent.	This Amendment shall become effective upon the date (the "Effective Date") on which Lender shall have received:

3.1.	This Amendment, duly executed and delivered by Borrower;

3.2.	Such other information and documents as may reasonably be required by Lender in connection with this Amendment.

4.	Representations and Warranties. Borrower hereby represents and warrants to Lender (before and after giving effect to this Amendment) that:

4.1.	All of the representations and warranties set forth in Section 3 of the Loan Agreement are true and correct in all material respects as of the Effective Date as if made on the Effective Date.

4.2.	No Event of Default has occurred and is continuing on the date hereof under the Loan Agreement.

4.3.
This Amendment constitutes or will constitute, when issued and delivered, valid and binding obligations of Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights in general, and general principles of equity.

EXHIBIT 10.1

4.4.
Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment and to consummate the transactions contemplated thereby. The execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Borrower.

4.5.
Neither the execution and the delivery of this Amendment, nor the consummation of the transactions contemplated hereby, will (a) violate any injunction, judgment, order, decree, ruling, charge or any provision of Borrower's certificate of incorporation, bylaws or other charter documents, or, to Borrower's knowledge, any restriction of any government, governmental agency or court to which Borrower is subject, or (b) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject.

4.6.	As of the Effective Date, the outstanding principal amount of the Loan Advances is $0.

5.
Expenses. Borrower agrees to pay or reimburse Lender for all of its reasonable out-of- pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender.

6.	Miscellaneous.

6.1.
Except as expressly amended, amended and restated, supplemented or otherwise modified by this Amendment, all of the terms, provisions, and conditions of the Loan Agreement and the other Loan Documents are and shall remain unchanged and in full force and effect. Except as specifically amended, amended and restated, supplemented or otherwise modified by this Amendment, the Loan Agreement and the other Loan Documents are (a) hereby ratified and confirmed by the parties and (b) shall remain in full force and effect according to their terms. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of Borrower that would require the waiver or consent of Lender.

6.2.	Each of Borrower and Lender designate this Amendment as a Loan Document.

7.	Severability of Provisions. Each provision of this Amendment is severable from every other provision of this Amendment in determining the enforceability of any provision.

EXHIBIT 10.1

8.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

9.
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAW CONCEPTS WHICH WOULD APPLY THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION.

10.
Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or "pdf" transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or "pdf" were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ASTEA INTERNATIONAL INC.
as Borrower

By: /s/Rick Etskovitz
Name: Rick Etskovitz
Title: Chief Financial Officer

ZACK BERGREEN,
as Lender

By: /s/Zack Bergreen